Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1) Registration Statement on Form S-3 (No. 333-145924) of Cardinal Health, Inc.,
(2) Registration Statements on Form S-4 (No. 333-62938, No. 333-74761, No. 333-138439, and No. 333-145896) of Cardinal Health, Inc., and
(3) Registration Statements on Form S-8 (No. 333-42357, No. 33-64337, No. 333-72727, No. 333-91849, No. 333-01927-01, No. 333-11803-01, No. 333-21631-01, No. 333-21631-02, No. 333-30889-01, No. 333-56655, No. 333-71727, No. 333-68819, No. 333-90417, No. 333-90423, No. 333-92841, No. 333-38198, No. 333-38190, No. 333-38192, No. 333-56010, No. 333-53394, No. 333-91600, No. 333-102369, No. 333-100564, No. 333-120006, No. 333-129725, No. 333-144368, and No. 333-149107) of Cardinal Health, Inc.,
of our report dated August 22, 2007, with respect to the consolidated financial statements and schedule of Cardinal Health, Inc., included in this Form 10-K/A for the fiscal year ended June 30, 2007.
/s/ Ernst & Young LLP
ERNST & YOUNG LLP
Columbus, Ohio
May 6, 2008